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                                                              Exhibit (a)(1)(ix)


                         FORM OF E-MAIL NOTIFICATION OF
                 ACCEPTANCE AND CANCELLATION OF TENDERED OPTIONS


      This e-mail confirms that all options validly tendered for exchange pursuant to our Offer to Exchange Certain Outstanding Options for New Options dated June 25, 2003, were accepted and cancelled on July 25, 2003.